Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8 No. 333-183924) pertaining to the Sunshine Heart, Inc. Amended and Restated 2002 Stock Plan;

(2)         Registration Statement (Form S-8 No. 333-183925) pertaining to the Sunshine Heart, Inc. Second Amended and Restated 2011 Equity Incentive Plan;

(3)         Registration Statement (Form S-8 No. 333-188935) pertaining to the Sunshine Heart, Inc. 2013 Non-Employee Directors’ Equity Incentive Plan;

(4)         Registration Statement (Form S-8 No. 333-190499) pertaining to the Sunshine Heart, Inc. New-Hire Equity Incentive Plan;

(5)         Registration Statement (Form S-8 No. 333-194642) pertaining to the Sunshine Heart, Inc. Second Amended and Restated 2011 Equity Incentive Plan, the Sunshine Heart, Inc. 2013 Non-Employee Directors’ Equity Plan, and the Sunshine Heart, Inc. New-Hire Equity Incentive Plan, as amended; and

(6)         Registration Statement (Form S-3 No. 333-194731) of Sunshine Heart, Inc. and in the related base prospectus and sales agreement prospectus,

of our report dated March 20, 2015, with respect to the consolidated financial statements of Sunshine Heart, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Sunshine Heart, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
March 20, 2015